UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LEGEND MARKETING, CORP.
(Exact name of registrant as specified in its charter)

Nevada	71-0974648
State or jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

73 East 14th Street, North Vancouver, BC Canada	V7L 2P5
(Address of principal executive offices)	Zip Code

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [           ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [ x ]

Securities Act registration statement file number to which this form relates: 333-141222 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value
(Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

The description of the Registrant's securities contained in the Registrant's Registration Statement on Form SB-2, as amended, filed with the commission under File No. 333-141222, is incorporated by reference into this registration statement.

Item 2. Exhibits.

The following Exhibits are filed with this Prospectus:

Exhibit Number	Description

3.1	Articles of Incorporation (incorporated by reference from our registration statement on Form SB-2 filed on March 12, 2007).

3.2	Bylaws (incorporated by reference from our registration statement on Form SB-2 filed on March 12, 2007).

10.1	Subscription Agreement between Legend Marketing, Corp. and the investors as set out in Item 26 of the Form SB-2. (incorporated by reference from our registration statement on Form SB- 2 filed on March 12, 2007).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LEGEND MARKETING, CORP.

February 11, 2008

/s/ Franco Perrotta
Franco Perrotta
President